EXHIBIT 10(xxxvi)

   Contract #1.0431

                               SERVICE AGREEMENT

        THIS AGREEMENT entered into as of this first day of April, 1995, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and ELIZABETHTOWN GAS COMPANY, a Division of NUI Corporation, hereinafter referred to as "Buyer," second party,

                                  WITNESSETH

        WHEREAS, pursuant to the Order No. 636, 636-A and 636-B, issued by the Federal Energy Regulatory Commission (Commission), Columbia Gas Transmission Corporation ("Columbia") has assigned to Buyer upstream capacity previously provided under Seller's FT Rate Schedule Service Agreement dated February 1, 1992 (System Contract 0.3167); and

        WHEREAS, upon the effective date of this agreement, the contractual arrangement between Columbia and Seller is terminated and abandonment of service under the FT Rate Schedule Service Agreement dated February 1, 1992 (System Contract 0.3167) is automatically authorized; and

        WHEREAS, Buyer has been assigned a portion of Columbia's capacity previously provided under the FT Rate Schedule Service Agreement dated February 1, 1992 (System Contract 0.3167), and agrees to such assignment and assumes Columbia's obligations pursuant to the Service Agreement and Seller's FT Rate Schedule of Vol. 1 of its FERC Gas Tariff; and

        WHEREAS, Seller will provide service hereunder to Buyer pursuant to Seller's blanket certificate authorization and Rate Schedule FT for the assigned capacity designated hereinbelow.

        NOW, THEREFORE, Seller and Buyer agree as follows:

                                   ARTICLE I
                          GAS TRANSPORTATION SERVICE

        1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller natural gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract Quantity ("TCQ") of 2,500 Mcf per day.

        2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.


                                  ARTICLE II
                              POINT(S) OF RECEIPT

        Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter the pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of the pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer at the point(s) of receipt hereunder shall be correspondingly increased or decreased upon written notification to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

        See Exhibit A, attached hereto, for points of receipt.


                                  ARTICLE III
                             POINT(S) OF DELIVERY

        Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:

        See Exhibit B, attached hereto, for the points of delivery and pressures.

                                  ARTICLE IV
                               TERM OF AGREEMENT

        This agreement shall be effective as of April 1, 1995 and shall remain in force and in effect until 8:00 a.m. Eastern Standard Time, April 1, 1999 and thereafter until terminated by Seller or Buyer upon at least three (3) years prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgment fails to demonstrate credit worthiness and (b) Buyer fails to provide adequate security in accordance with Section 8.3 of Seller's' Rate Schedule FT. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et. al., (a) pregranted abandonment under Section 284.221(d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule Ft and
   (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

                                   ARTICLE V
                            RATE SCHEDULE AND PRICE

        1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's
   FERC Gas Tariff as filed with the Federal Energy Regulatory Commission,


   and as the same may be legally amended or superseded from time to time.
    Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof.

        2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GUST, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. I of this Tariff which relates to service under this agreement and which is incorporated herein.

        3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                                  ARTICLE VI
                                 MISCELLANEOUS

        1. This agreement supersedes and cancels as of the effective date hereof the following contract(s):

             FT Rate Schedule Service Agreement dated February 1, 1992 (System Contract 0.3167) between Transcontinental Gas Pipe Line Corporation and Columbia Gas Transmission.

        2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

        3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

        4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

        5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

                  (a)  If to Seller:
                       Transcontinental Gas Pipe Line Corporation
                       P.0. Box 1396
                       Houston, Texas 77251
                       Attention:   Customer Service

                  (b)  If to buyer:
                       EIizabethtown Gas Company
                       One Elizabethtown Plaza
                       P. O. Box 3175
                       Union, New Jersey 07083


                       Attention:  Vice President, Gas Supply &
   Planning

   Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.


        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

                                 TRANSCONTINENTAL GAS PIPE LINE
                                           CORPORATION
                                           (Seller)


                                 By /S/ James P. Avioli
                                        Vice President-Gas Control


                                 ELIZABETHTOWN GAS COMPANY
                                 a Division of NUI Corporation

                                 By: /S/ Thomas E. Smith
                                 Vice President - Gas Supply and Planning